Exhibit 99.1

News Release
Sunoco LP Announces Third Quarter 2019 Financial and Operating Results

DALLAS, November 6, 2019 - Sunoco LP (NYSE: SUN) (“SUN” or the “Partnership”) today reported financial and operating results for the three-month period ended September 30, 2019.

Net income for the quarter was $66 million versus net income of $112 million in the third quarter of 2018.

Adjusted EBITDA(1) totaled $192 million compared with $208 million in the third quarter of 2018. Distributable Cash Flow, as adjusted(1), was $133 million, compared to $149 million a year ago. Net income, Adjusted EBITDA and Distributable Cash Flow, as adjusted, in 2018 included a one-time cash benefit of approximately $25 million related to a settlement with a fuel supplier. Excluding the 2018 one-time cash benefit, the year-over-year increase in Adjusted EBITDA and Distributable Cash Flow was supported by growth in the Partnership’s fuel volumes to a record high 2.11 billion gallons combined with lower operating expenses(2).

Recent Accomplishments and Other Developments

•	Sold a record high 2.11 billion gallons in the third quarter, up 5% from the third quarter of 2018. On a weighted-average basis, fuel margin for all gallons sold was 11.6 cents per gallon.

•
Reported current quarter cash coverage of 1.55 times and trailing twelve months coverage of 1.30 times. SUN’s leverage ratio of net debt to Adjusted EBITDA, calculated in accordance with its credit facility, was 4.51 times at the end of the third quarter.

•
Commissioned the J.C. Nolan diesel pipeline and completed the first deliveries in early August. The joint venture will continue to benefit Sunoco LP’s financial results while also further diversifying operations outside of fuel distribution.

•	Remained cost disciplined, with operating expenses(2) of $134 million in the third quarter, down 4% from the third quarter of 2018.
Distribution
On October 25, 2019, the Board of Directors of SUN’s general partner declared a distribution for the third quarter of 2019 of $0.8255 per unit, which corresponds to $3.3020 per unit on an annualized basis. The distribution will be paid on November 19, 2019 to common unitholders of record on November 5, 2019.
Liquidity
At September 30, 2019, SUN had borrowings of $154 million against its revolving line of credit and other long-term debt of $2.9 billion. In the third quarter of 2019, SUN did not issue any common units through its at-the-market equity program.
Capital Spending and Other Investments
SUN's gross capital expenditures for the third quarter were $46 million, which included $33 million for growth capital and $13 million for maintenance capital.

Excluding acquisitions, SUN expects to spend at least $115 million on growth capital for the full year 2019, including approximately $10 million of growth capital toward the pipeline joint venture with Energy Transfer. With an additional $45 million investment on the pipeline joint venture, SUN expects total investment in 2019 to be approximately $160 million.

SUN expects to spend approximately $40 million on maintenance capital for the full year 2019.

SUN’s segment results and other supplementary data are provided after the financial tables below.

(1)
Adjusted EBITDA and Distributable Cash Flow, as adjusted, are non-GAAP financial measures of performance that have limitations and should not be considered as a substitute for net income. Please refer to the discussion and tables under "Reconciliations of Non-GAAP Measures" later in this news release for a discussion of our use of Adjusted EBITDA and Distributable Cash Flow, as adjusted, and a reconciliation to net income.

(2)	Operating expenses include general and administrative, other operating and lease expenses.
Earnings Conference Call
Sunoco LP management will hold a conference call on Thursday, November 7, at 9:30 a.m. CT (10:30 a.m. ET) to discuss third quarter results and recent developments. To participate, dial 877-407-6184 (toll free) or 201-389-0877 approximately 10 minutes early and ask for the Sunoco LP conference call. The call will also be accessible live and for later replay via webcast in the Investor Relations section of Sunoco’s website at www.SunocoLP.com under Events and Presentations.

Sunoco LP (NYSE: SUN) is a master limited partnership with core operations that include the distribution of motor fuel to approximately 10,000 convenience stores, independent dealers, commercial customers and distributors located in more than 30 states as well as refined product transportation and terminalling assets. SUN's general partner is owned by Energy Transfer Operating, L.P., a wholly owned subsidiary of Energy Transfer LP (NYSE: ET).
Forward-Looking Statements
This press release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in the Partnership’s Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Partnership undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.
The information contained in this press release is available on our website at www.SunocoLP.com
Qualified Notice
This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat 100 percent of Sunoco LP's distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, Sunoco LP's distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

Contacts

Investors:
Scott Grischow, Vice President - Investor Relations and Treasury
(214) 840-5660, scott.grischow@sunoco.com

Derek Rabe, CFA, Manager - Investor Relations, Growth and Strategy
(214) 840-5553, derek.rabe@sunoco.com

Media:
Alexis Daniel, Manager - Communications
(214) 981-0739, alexis.daniel@sunoco.com

- Financial Schedules Follow -

SUNOCO LP
CONSOLIDATED BALANCE SHEETS
(unaudited)

	September 30, 2019	December 31, 2018
	(in millions, except units)
Assets
Current assets:
Cash and cash equivalents	$13	$56
Accounts receivable, net	450	374
Receivables from affiliates	4	37
Inventories, net	422	374
Other current assets	86	64
Total current assets	975	905

Property and equipment	2,101	2,133
Accumulated depreciation	(663)	(587)
Property and equipment, net	1,438	1,546
Other assets:
Lease right-of-use assets, net	572	—
Goodwill	1,557	1,559

Intangible assets	915	915
Accumulated amortization	(249)	(207)
Intangible assets, net	666	708
Other non-current assets	177	161
Investment in unconsolidated affiliate	112	—
Total assets	$5,497	$4,879
Liabilities and equity
Current liabilities:
Accounts payable	$456	$412
Accounts payable to affiliates	70	149
Accrued expenses and other current liabilities	243	299
Operating lease current liabilities	21	—
Current maturities of long-term debt	13	5
Total current liabilities	803	865
Operating lease non-current liabilities	521	—
Revolving line of credit	154	700
Long-term debt, net	2,906	2,280
Advances from affiliates	141	24
Deferred tax liability	93	103
Other non-current liabilities	117	123
Total liabilities	4,735	4,095
Commitments and contingencies
Equity:
Limited partners:
Common unitholders (82,750,201 units issued and outstanding as of September 30, 2019 and 82,665,057 units issued and outstanding as of December 31, 2018)	762	784
Class C unitholders - held by subsidiaries (16,410,780 units issued and outstanding as of September 30, 2019 and December 31, 2018)	—	—
Total equity	762	784
Total liabilities and equity	$5,497	$4,879

SUNOCO LP
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(in millions, except unit and per unit amounts)
Revenues:
Motor fuel sales	$4,225	$4,662	$12,174	$12,720
Non motor fuel sales	69	64	217	306
Lease income	37	35	107	91
Total revenues	4,331	4,761	12,498	13,117
Cost of sales and operating expenses:
Cost of sales	4,039	4,428	11,567	12,178
General and administrative	40	34	101	103
Other operating	79	86	236	270
Lease expense	15	20	45	54
Loss (gain) on disposal of assets and impairment charges	(4)	(8)	46	(3)
Depreciation, amortization and accretion	45	42	137	132
Total cost of sales and operating expenses	4,214	4,602	12,132	12,734
Operating income	117	159	366	383
Other expenses:
Interest expense, net	45	35	130	105
Loss on extinguishment of debt and other, net	—	—	(3)	109
Income from continuing operations before income taxes	72	124	239	169
Income tax expense	6	10	9	39
Income from continuing operations	66	114	230	130
Loss from discontinued operations, net of income taxes	—	(2)	—	(265)
Net income (loss) and comprehensive income (loss)	$66	$112	$230	$(135)

Net income (loss) per common unit - basic:
Continuing operations - common units	$0.57	$1.16	$2.09	$0.84
Discontinued operations - common units	0.00	(0.03)	0.00	(3.12)
Net income (loss) - common units	$0.57	$1.13	$2.09	$(2.28)
Net income (loss) per common unit - diluted:
Continuing operations - common units	$0.57	$1.15	$2.07	$0.83
Discontinued operations - common units	0.00	(0.03)	0.00	(3.12)
Net income (loss) - common units	$0.57	$1.12	$2.07	$(2.29)
Weighted average limited partner units outstanding:
Common units - basic	82,749,644	82,506,279	82,734,526	84,891,853
Common units - diluted	83,649,898	83,084,713	83,512,121	85,373,976

Cash distributions per unit	$0.8255	$0.8255	$2.4765	$2.4765

Key Operating Metrics
The following information is intended to provide investors with a reasonable basis for assessing our historical operations, but should not serve as the only criteria for predicting our future performance. Our financial statements reflect two reportable segments, Fuel Distribution and Marketing and All Other.
The key operating metrics and accompanying footnotes set forth below are presented for the three months ended September 30, 2019 and 2018 and have been derived from our historical consolidated financial statements.

	Three Months Ended September 30,
	2019				2018
	Fuel Distribution and Marketing	All Other	Total		Fuel Distribution and Marketing	All Other	Total
	(dollars and gallons in millions, except gross profit per gallon)
Revenues:
Motor fuel sales	$4,041	$184	$4,225		$4,450	$212	$4,662
Non motor fuel sales	14	55	69		12	52	64
Lease income	31	6	37		32	3	35
Total revenues	$4,086	$245	$4,331		$4,494	$267	$4,761
Gross profit (1):
Motor fuel sales	$195	$22	$217		$222	$25	$247
Non motor fuel sales	10	28	38		7	44	51
Lease	31	6	37		32	3	35
Total gross profit	$236	$56	$292		$261	$72	$333
Income from continuing operations	57	9	66		89	25	114
Loss from discontinued operations, net of taxes	—	—	—		—	(2)	(2)
Net income and comprehensive income	$57	$9	$66		$89	$23	$112
Adjusted EBITDA (2)	$161	$31	$192		$183	$25	$208
Operating Data:
Motor fuel gallons sold			2,110				2,004
Motor fuel gross profit cents per gallon (3)			11.6	¢			12.7 ¢

The following table presents a reconciliation of Adjusted EBITDA to net income and Adjusted EBITDA to Distributable Cash Flow, as adjusted:

	Three Months Ended September 30,
	2019	2018	Change
	(in millions)
Adjusted EBITDA
Fuel distribution and marketing	$161	$183	$(22)
All other	31	25	6
Total Adjusted EBITDA	192	208	(16)
Depreciation, amortization and accretion	(45)	(42)	(3)
Interest expense, net	(45)	(35)	(10)
Non-cash compensation expense	(4)	(4)	—
Gain on disposal of assets and impairment charges	4	8	(4)
Unrealized gain on commodity derivatives	1	—	1
Inventory adjustments	(26)	(7)	(19)
Equity in earnings of unconsolidated affiliate	—	—	—
Adjusted EBITDA related to unconsolidated affiliate	(1)	—	(1)
Other non-cash adjustments	(4)	(4)	—
Income tax expense (4)	(6)	(12)	6
Net income and comprehensive income	$66	$112	$(46)

Adjusted EBITDA	$192	$208	$(16)
Adjusted EBITDA related to unconsolidated affiliate	1	—	1
Distributable cash flow from unconsolidated affiliate	(1)	—	(1)
Cash interest expense	43	34	9
Current income tax expense (4)	3	16	(13)
Maintenance capital expenditures	13	11	2
Distributable Cash Flow	133	147	(14)
Transaction-related expenses	—	2	(2)
Distributable Cash Flow, as adjusted (2)	$133	$149	$(16)

Distributions to Partners:
Limited Partners	$68	$68
General Partner	18	18
Total distributions to be paid to partners	$86	$86
Common Units outstanding – end of period	82.8	82.5
Distribution coverage ratio (5)	1.55x	1.73x
___________________________
(1)Excludes depreciation, amortization and accretion.
(2)Adjusted EBITDA is defined as earnings before net interest expense, income taxes, depreciation, amortization and accretion expense, allocated non-cash compensation expense, unrealized gains and losses on commodity derivatives and inventory adjustments, and certain other operating expenses reflected in net income that we do not believe are indicative of ongoing core operations, such as gain or loss on disposal of assets and non-cash impairment charges. We define Distributable Cash Flow, as adjusted, as Adjusted EBITDA less cash interest expense, including the accrual of interest expense related to our long-term debt which is paid on a semi-annual basis, Series A Preferred distribution, current income tax expense, maintenance capital expenditures and other non-cash adjustments.
We believe Adjusted EBITDA and Distributable Cash Flow, as adjusted, are useful to investors in evaluating our operating performance because:
•Adjusted EBITDA is used as a performance measure under our revolving credit facility;

•	securities analysts and other interested parties use such metrics as measures of financial performance, ability to make distributions to our unitholders and debt service capabilities;

•	our management uses them for internal planning purposes, including aspects of our consolidated operating budget, and capital expenditures; and

•	Distributable Cash Flow, as adjusted, provides useful information to investors as it is a widely accepted financial indicator used by investors to compare partnership performance, and as it provides investors an enhanced perspective of the operating performance of our assets and the cash our business is generating.
Adjusted EBITDA and Distributable Cash Flow, as adjusted, are not recognized terms under GAAP and do not purport to be alternatives to net income (loss) as measures of operating performance or to cash flows from operating activities as a measure of liquidity. Adjusted EBITDA and Distributable Cash Flow, as adjusted, have limitations as analytical tools, and one should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations include:
•they do not reflect our total cash expenditures, or future requirements for capital expenditures or contractual commitments;
•they do not reflect changes in, or cash requirements for, working capital;

•	they do not reflect interest expense or the cash requirements necessary to service interest or principal payments on our revolving credit facility or term loan;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements; and

•	as not all companies use identical calculations, our presentation of Adjusted EBITDA and Distributable Cash Flow, as adjusted, may not be comparable to similarly titled measures of other companies.
Adjusted EBITDA reflects amounts for the unconsolidated affiliate based on the same recognition and measurement methods used to record equity in earnings of unconsolidated affiliate. Adjusted EBITDA related to unconsolidated affiliate excludes the same items with respect to the unconsolidated affiliate as those excluded from the calculation of Adjusted EBITDA, such as interest, taxes, depreciation, depletion, amortization and other non-cash items. Although these amounts are excluded from Adjusted EBITDA related to unconsolidated affiliate, such exclusion should not be understood to imply that we have control over the operations and resulting revenues and expenses of such affiliate. We do not control our unconsolidated affiliate; therefore, we do not control the earnings or cash flows of such affiliate. The use of Adjusted EBITDA or Adjusted EBITDA related to unconsolidated affiliate as an analytical tool should be limited accordingly.

(3)	Includes other non-cash adjustments and excludes the impact of inventory adjustments consistent with the definition of Adjusted EBITDA.

(4)	Includes amounts from discontinued operations for the three months ended September 30, 2018.

(5)
The distribution coverage ratio for a period is calculated as Distributable Cash Flow attributable to partners, as adjusted, divided by distributions expected to be paid to partners of Sunoco LP in respect of such a period.